     As filed with the Securities and Exchange Commission on April 22, 1997

                                                  Registration No.333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                 --------------
                          LONG ISLAND LIGHTING COMPANY
             (Exact name of registrant as specified in its charter)
                                 --------------
           New York                                           11-1019782
  (State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                          Identification No.)
                                 --------------

              175 East Old Country Road, Hicksville, New York 11801
                                  516-755-6650
          (Address and telephone number of principal executive offices)
                                 --------------

      ANTHONY NOZZOLILLO, Senior Vice President and Chief Financial Officer

                          LONG ISLAND LIGHTING COMPANY
                            175 East Old Country Road
                           Hicksville, New York 11801
                                  516-755-6650
           (Names, address and telephone number of agents for service)
                                 --------------

                                 --------------
      Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.

                                 --------------
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /x/

                         CALCULATION OF REGISTRATION FEE
                         -------------------------------
                                                Proposed         Proposed
                                 Amount         Maximum           Maximum        Amount of
   Title of Each Class of         To Be      Offering Price      Aggregate      Registration
Securities To Be Registered    Registered      Per Unit*      Offering Price*       Fee
---------------------------    ----------      ---------      ---------------       ---
Common Stock, par value         1,000,000       $23 1/2           $23 1/2          $7,121
$5 per share                     Shares
============================= ============= ================ ================= ==============

* Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), on the basis of the average of the high and low prices of the registrant's Common Stock as reported on the New York Stock Exchange composite tape on April 1, 1997.

      The prospectus included in this Registration Statement is a combined prospectus as permitted by Rule 429 under the Securities Act of 1933 and includes as of March 10, 1997, 2,524,155 shares of Common Stock previously registered and unissued under Registration Statement No. 2-87427.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS                                 ( LOGO)


LONG ISLAND LIGHTING COMPANY
INVESTOR COMMON STOCK PLAN

      Long Island Lighting Company ("LILCO" or the "Company"), as a service to registered shareholders of its common and non-convertible preferred stock ("Company Stock"), customers, and other investors, hereby offers an Investor Common Stock Plan (the "Plan"). The Plan is designed to provide such individuals with a convenient and inexpensive way to purchase and sell shares of LILCO Common Stock, par value $5 per share ("Common Stock") and to reinvest all or a portion of their cash dividends in additional shares of Common Stock. The investors participating in the Plan ("Participants") will be charged modest fees for certain services and transactions. (See "Summary of Plan Services and Fees to Participants".)

      Participants in the Plan may:

o Begin participation by making an initial investment of at least $250 but not more than $150,000, the annual maximum investment. Persons not currently owning Company Stock will be charged a one-time enrollment fee of $7.50.

o Purchase additional shares of Common Stock automatically by reinvesting all or a portion of their cash dividends. Dividend payments not reinvested will be paid to Participants by check or will be deposited electronically upon request.

o Purchase additional shares of Common Stock by making optional cash investments on a monthly basis by check or electronic transfer in amounts of at least $50 per month but not more than $150,000 per year.

o Deposit their Common Stock certificates into the Plan for safekeeping free of charge.

o Request the issuance of a certificate, or transfer to another participant all or a portion of their Plan shares free of charge. Certificates will only be issued in whole share amounts.

o Sell Plan shares by providing written instructions to the Plan Administrator or by using the automated telephone sales feature. The Participant will be charged a sales fee of $5.00 for each sales transaction and a brokerage commission of $0.05 per share sold.

o Beneficial owners of Company Stock whose shares are registered in the names of brokers or bank nominees (i.e. held in "street name"), may participate only in the dividend reinvestment feature of the Plan by making arrangements with their brokers/banks to participate on such beneficial owner's behalf.

This Prospectus relates to approximately 3,524,155 shares of the Company's Common Stock available for purchase under the Plan.

This Plan will fully supersede and replace the Company's Automatic Dividend Reinvestment Plan (the "ADRP"). It is currently expected that the transition from the ADRP to the Plan will be complete by June 1, 1997. Participants in the ADRP will automatically continue in this Plan unless they elect not to do so. The sales fee of $3.00 under the ADRP has been adjusted to $5.00 under the Plan. However, the $3.00 fee will remain in effect until June 30, 1997. It is suggested that this Prospectus be retained for future reference.
                                -----------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
          ANY SUCH COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.
                                -----------------

                  The date of this Prospectus is April ___, 1997.

                             AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "SEC"). Information as of particular dates concerning Directors and Officers of the Company, their remuneration and any material interest of such persons in transactions with the Company is disclosed in proxy statements distributed to shareholders of the Company and filed with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices at 500 West Madison Street, Chicago, Illinois 60661 and at 7 World Trade Center, New York, New York 10048. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the SEC at its principal office. The SEC maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding the Company. In addition, certain securities of the Company are listed on the New York Stock Exchange and the Pacific Stock Exchange where reports, proxy statements and other information concerning the Company may be inspected.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      There are hereby incorporated by reference in this Prospectus the following documents heretofore filed with the SEC pursuant to the Exchange Act:

            1. The Company's annual report on Form 10-K for the year ended December 31, 1996.

            2.    The Company's Form 8-K dated February 25, 1997.

            3.    The Company's Form 8-K dated March 20, 1997.

            4.    The Company's Form 8-K/A dated March 24, 1997.

            5.    The Company's Form 8-K dated April 11, 1997.

      All documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

      The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the documents and exhibits referred to above which have been or may be incorporated by reference in this Prospectus. Exhibits not specifically incorporated herein by reference will be furnished upon payment of 25 cents per page. Requests for such copies should be directed to Investor Relations, Long Island Lighting Company, 175 East Old Country Road, Hicksville, New York 11801, telephone number (516) 545-4914.

                                  THE COMPANY

      The Company supplies electric and gas service in Nassau and Suffolk Counties and to the Rockaway Peninsula in Queens County, all on Long Island, New York. The principal executive offices of the Company are located at 175 East Old Country Road, Hicksville, New York 11801 and the general telephone number is
(516) 755-6650.

      For information regarding proposed transactions involving the Company, The Brooklyn Union Gas Company and the Long Island Power Authority (a corporate agency of the State of New York), reference is made to the documents incorporated by reference in this Prospectus.


                                USE OF PROCEEDS

      The Plan provides for, and the Company currently contemplates, the issuance of Common Stock directly from the Company either from shares held in the Company's treasury or as newly issued shares. The Plan also provides for the purchase of Common Stock on the open market by an agent independent of the Company. To the extent that shares of Common Stock are purchased directly from the Company, the net proceeds are expected to be used for general corporate purposes. The Company cannot estimate the number of shares of common stock that the Company will sell through the Plan or the prices at which such shares will be sold. Should Plan shares be purchased on the open market, the Company will not receive any of the proceeds from the sale of such shares. The Company does not expect to change the source of Plan shares frequently and will not do so more than once in any three month period or such other period of time as may be permitted under future SEC regulations.

                            DESCRIPTION OF THE PLAN

      The following is a question and answer explanation of the Plan and of the terms and conditions under which participants may purchase and sell shares of LILCO Common Stock.

Purpose

1.    What is the purpose of the Plan?

      The purpose of the Plan is to provide registered shareholders of LILCO's Common and Non-Convertible Preferred Stock, customers and other investors a simple, convenient and economical way to accumulate and increase their investment in LILCO Common Stock and to reinvest all or a portion of their cash dividends in additional shares of LILCO Common Stock. The Plan also provides Participants with an economical method to sell shares of LILCO Common Stock.

Advantages and Disadvantages

2.    What are the Advantages of the Plan?

      The advantages of the Plan are as follows:

      o Direct Purchase of Initial Shares: Persons not presently owning shares of Company Stock may enroll in the Plan by making an initial investment of at least $250 but not more than $150,000. Persons not currently owning Company Stock will be charged a one-time enrollment fee of $7.50.

      o Reinvestment of Dividends: Participants may purchase additional shares of Common Stock automatically by reinvesting all or a portion of their cash dividends on or after the applicable payment date ("Dividend Payment Date"). Dividend payments not reinvested will be paid to Participants by check or will be deposited electronically upon request.

      o     Direct Purchase of Common Stock through  Optional Cash  Investments:
            Participants may purchase additional shares of Common Stock on a monthly basis by making optional cash investments by check or electronic transfer in amounts of at least $50 per month, with a maximum allowable investment of $150,000 per year. Participants may elect not to reinvest their cash dividends and purchase additional shares of Common Stock through optional cash investments only.

      o Certificate Safekeeping: The Plan offers a "safekeeping" service free of charge, whereby shareholders of record may deposit their Common Stock certificates with the Plan Administrator and have these shares credited to their Plan account. This feature prevents stock certificate loss, theft or destruction. Since deposited shares become Plan shares, they may be transferred or sold through the Plan in a convenient and economical manner.

     o Reduced Fees: Fees charged to the Participant are usually less than if the individual investor purchased or sold shares outside of the Plan through a broker. (See "Summary of Plan Services and Fees to Participants".)

      o Certificates/Transfer of Shares: Participants may request the issuance of a certificate or transfer to another participant all or a portion of their Plan shares free of charge. Certificates will only be issued in whole share amounts.

      o Convenient, Inexpensive Sale of Shares: Participants may sell Plan shares by providing written instructions to the Plan Administrator or by using the automated telephone sales feature. The Participant will be charged a sales fee of $5.00 for each sales transaction and a brokerage commission of $0.05 per share sold.

      o Simplified Recordkeeping: Participants are furnished an acknowledge-ment after each purchase or sale, quarterly statements and cumula-tive year-end statements of their Plan Accounts, providing a simpli-fied method of recordkeeping.

3. What are the Disadvantages of the Plan?

      The disadvantages of the Plan are as follows:

      o No Interest Paid on Funds Pending Investment: No interest is paid on dividends or optional cash investments held by the Plan Administra-tor pending investment or reinvestment.

      o Purchase/Sale Price Determination: Participants have no control over the share price or the timing of the sale or purchase of Plan shares. Participants cannot designate a specific price or a specific date at which to sell or purchase Common Stock. In addition, Participants will not know the exact number of shares purchased until the Investment Date.


Administration

4.    Who Administers the Plan?

      The Bank of New York, the Company's Transfer Agent, or such successor administrator as LILCO may designate (the "Plan Administrator") administers the Plan, determines the timing of purchases on the open market, holds shares of Common Stock acquired under the Plan, maintains records and sends statements of account activity to Participants. Any open market purchases and sales on behalf of the Participants shall be made by the Plan Administrator through BNY Brokerage, Inc. ("BNYB"), a full-service brokerage firm and wholly owned subsidiary of The Bank of New York Company, Inc. BNYB receives brokerage commissions for related open market transactions, paid by the Plan Participant (See "Summary of Plan Services and Fees")

     5. Who should I contact with questions regarding the Plan and its administration?

      You may contact the Plan Administrator with questions concerning the Plan by calling their toll free number, 1-800-524-4458 or by writing to:

                  The Bank of New York
                  Shareholder Services Department
                  Church Street Station
                  P. O. Box 11258
                  New York, New York  10286-1258

      Please     include    Long    Island     Lighting     Company    on    all
inquiries/correspondence and provide your Plan account number and/or social security number.

     6. Where do I send my written instructions for transactions such as optional cash investments, sales, account termination, transfers and certificate issuance (withdrawal)?

      Participants  are encouraged to use the bottom  tear-off  portion of their
statements   to  provide  the  Plan   Administrator   with  their   instructions
accordingly. You may send your written instructions to:

                  The Bank of New York
                  Dividend Reinvestment Department
                  P. O. Box 1958
                  Newark, New Jersey  07101-9774

Eligibility

7.    Who is eligible to participate in the Plan?

      Any person or entity is eligible to join the Plan, provided that (a) such person or entity fulfills the prerequisites for participation described under "Enrollment Procedures", and (b) in the case of citizens or residents of a country other than the United States, its territories and possessions, participation would not violate local laws applicable to the Company, the Plan and the Participant.

      The Plan Administrator will furnish a Plan Prospectus, the appropriate Authorization Form and enrollment information at any time upon request.

Enrollment Procedures

8.    How does an individual become a Participant?

      o Existing Participants in the Company's ADRP will automatically be Participants in the Plan and need to do nothing to continue such participation. However, any Participant who wishes to change his or her participation in any way, must submit a new Plan Authorization Form.

      o The Company's Common and/or Non-Convertible Preferred Shareholders of Record ("Shareholders of Record") need only to complete a Plan Authorization Form to enroll in the Plan to become a Participant. Shareholders of Record are not required to submit a minimum initial investment or pay an enrollment fee to enroll in the Plan.

      o Persons Not Currently Owning Company Stock may enroll in the Plan by completing a Plan Authorization Form and returning the completed Form to the Plan Administrator, along with payment of the one-time Enrollment Fee of $7.50 plus payment of an Initial Investment of at least $250 but not more than $150,000. The payment must be in the form of a check or money order, made payable to "The Bank of New York - LILCO". PLEASE DO NOT SEND CASH.

      o Beneficial Owners of Company Stock, whose shares are registered in the names of brokers or bank nominees (i.e. held in "street name"), may participate only in the dividend reinvestment feature of the Plan by making arrangements with their brokers/banks to participate on their behalf. Please note that such participation is outside the terms and conditions of the Plan, including any fees the broker/bank nominee may charge the beneficial owner for executing reinvestment transactions. The investor remains a beneficial owner and must rely on their brokers/bank nominees for all recordkeeping services. A beneficial owner may become a direct Plan Participant by having shares transferred into his or her own name, becoming a Shareholder of Record and completing a Plan Authorization Form, or by following the same enrollment procedure for "Persons Not Currently Owning Company Stock".

9.    What Investment Options are available to Participants?

      Each Participant must elect one of the following Investment Options on the Plan Authorization Form:

      o Full Dividend Reinvestment - All cash dividends on all certificated and Plan shares of Company Stock will be automatically reinvested to purchase additional shares of Common Stock.

      o Partial Dividend Reinvestment - Participants will receive cash divi-dends on a specified number of shares of Company Stock and automa-tically have the cash dividends on the remainder of their shares re-invested to purchase additional shares of Common Stock. Partici-pants electing partial reinvestment of cash dividends must designate the number of whole Plan shares and/or certificated shares for which they choose to receive cash dividends. Cash dividends are sent to Participants by check or, upon request, are deposited electronically into the Participant's bank account.

      o Optional Cash Investments Only - Participants will receive cash dividends on all their certificated and Plan shares of Company Common Stock, and only Optional Cash Investments are applied toward the purchase of additional shares of Common Stock. Shares purchased with Optional Cash Investments are held in the Participant's Plan account unless otherwise directed, and dividends paid on such shares are paid by check or, upon request, are deposited electronically into the Participant's bank account.

      The Investment Option elected by the Plan Participant remains in effect until the Participant changes his or her Investment Option by completing a new Plan Authorization Form (See the answer to Question 10 below).

      For more information on the electronic deposit of dividends, please contact the Plan Administrator.

10.   May Participants change their Investment Option?

      Yes. The Investment Option may be changed by completing a new Plan Authorization Form and returning it to the Plan Administrator. For the change to be effective with respect to a particular dividend payment, the Plan
Administrator must receive the new Plan Authorization Form on or before the applicable record date for the dividend payment.

11.   When are Dividends Reinvested?

      Cash dividends will be reinvested on or as soon as practicable after the applicable Dividend Payment Date ("Dividend Investment Date"). If the Plan Administrator receives the completed Plan Authorization Form prior to or on the applicable record date for the dividend payment, dividends will be reinvested according to the Participant's instructions on that

Dividend Payment Date. If the Plan Administrator receives the completed Plan Authorization Form after the applicable dividend record date, the elected Investment Option will not be effective until the next dividend record and payment dates.

     12. When will shares purchased with Reinvested Dividends be entitled to receive dividends?

      Shares purchased with reinvested dividends will be entitled to dividends on the Dividend Payment Date following the purchase of such shares.

Initial Investments and Optional Cash Investments

13.   How are Initial Investments made?

      To enroll in the Plan and become a Participant, Persons who do not currently own Company Stock are required to make an Initial Investment of at least $250 but not more than $150,000. Payment must be in the form of a check or money order made payable to, "The Bank of New York - LILCO", and must be accompanied by a completed Plan Authorization Form. The payment of a one-time enrollment fee of $7.50 is also required.

14.   How does the Optional Cash Investment feature work?

      All Plan Participants may purchase additional shares of Common Stock by making Optional Cash Investments. The minimum Optional Cash Investment amount is $50 per payment, with a maximum amount of $150,000 per year. Optional Cash Investments must be in the form of a check or money order made payable to, "The Bank of New York - LILCO", or Participants may elect to authorize automatic monthly electronic fund transfers (EFT) from their bank accounts. To obtain the proper EFT Authorization Form, please contact the Plan Administrator. Checks for Optional Cash Investments should be accompanied by the tear-off stub that is attached to a Participant's statement. Third party checks will not be accepted and will be returned to the sender. No interest will be paid on any cash investments pending investment by the Plan Administrator.

      Optional Cash Investments through EFTs are deducted monthly from the Participant's designated bank account on the 25th day of each month, or if such date is not a business day, the deduction will be made on the preceding business day. The Plan Administrator will make the authorized deduction from any financial institution that participates in the Automated Clearing House (ACH) system. Amounts received electronically by the Plan Administrator will be invested on the next Optional Cash Investment Date (defined in the answer to Question 15). The monthly electronic transfer of funds will continue until terminated or changed by the Participant. Such changes should be sent to the Plan Administrator at least 20 days prior to the 25th of the month.

      Brokers or bank nominees participating on behalf of beneficial owners may only utilize the dividend reinvestment feature of the Plan and cannot utilize the Optional Cash Investment feature. If a beneficial owner wishes to participate in the Optional Cash Investment feature of the Plan, he or she must first become a Shareholder of Record or make an Initial Investment to directly enroll in the Plan.

15.   When will Optional Cash Investments be invested?

      Optional Cash Investments must be received by the Plan Administrator not less than three days prior to the end of a month (the "Optional Cash Investment Date"). Optional Cash Investments will be invested on a monthly basis, as soon as practicable after the Optional Cash Investment Date. Optional Cash
Investments not invested in Common Stock within 35 days of receipt will be returned to Participants.

Common Stock Purchases

16.   What is the source of Common Stock purchased under the Plan?

      Shares of Common Stock will be purchased either on the open market or directly from the Company, from shares held in the Company's treasury or as newly issued shares or a combination of the foregoing.

17.   How is the purchase price of the Common Stock determined?

      The purchase price of Common Stock purchased on the open market will be 100% of the weighted average price of all shares purchased during the applicable investment period, adjusted to include brokerage commissions. Open market purchases are expected to be made through BNYB. A Plan Participant will have the applicable commissions deducted from the funds used to purchase shares acquired under the Plan (see "Summary of Plan Services and Fees to Participants").

      The purchase price of Common Stock purchased directly from the Company will be 100% of the average of the high and low prices of the Common Stock reported on the New York Stock Exchange Composite Transactions on the relevant Dividend or Optional Cash Investment Date.

18.   How many shares of Common Stock will be purchased for Participants?

      The number of shares purchased for a Participant will be equal to the amount of the Participant's Optional Cash Investments, if any, plus dividends available for reinvestment, or the Initial Investment received by the Plan Administrator during the investment period, divided by the purchase price of the shares. The Participant's account will be credited with the number of shares, including fractional shares computed to four decimal places, equal to the total amount invested.

      The Participant cannot request the purchase of a specific number of shares nor can he or she request that the purchase be made at a specific price nor on a specific date.

Stock Certificates and Safekeeping

19. Will certificates be issued for shares of Common Stock purchased through the Plan?

      No. Normally, certificates for shares of Common Stock purchased through the Plan will not be issued to Participants, but are held by the Plan Administrator or its nominee on behalf of the Participant. The number of shares of Common Stock credited to a Participant's Plan account will be shown on the Participant's account statement.

      A Participant may request the issuance of a certificate for all or a portion of Plan shares in his or her account. To request a certificate, the Participant should fill out and sign the request form located on the bottom of his or her account statement, or call the Plan Administrator for instructions. Certificates can only be issued on whole share amounts and not on fractional shares. There is no fee charged to the Participant for this service.

      Certificate issuance of Plan shares will not constitute termination of Plan participation, unless otherwise specified by the Participant. However, if the Participant withdraws all of his or her Plan shares, the account will automatically be terminated. The account may also be terminated by the Plan Administrator upon written notice to the Participant, if there is less than one share remaining in the Participant's Plan account and the Participant is not a Registered Shareholder of any other shares of Company Stock for which dividends have been designated for Plan reinvestment.

20.   What is the Safekeeping feature of the Plan and how does it work?

      At the time of enrollment into the Plan, or any time thereafter, Participants may elect to use the Plan's Safekeeping service to deposit with the Plan Administrator certificates of Common Stock registered in the name of the Participant. The shares represented by such certificates will be deposited or credited to the Plan account of the Participant and will be treated in the same manner as shares purchased through the Plan.

      By using the Plan's Safekeeping service, Participants no longer bear the risk associated with loss, theft or destruction of stock certificates. Also, because shares deposited with the Plan Administrator are treated in the same manner as shares purchased through the Plan, they may be transferred or sold through the Plan in a convenient and economical manner.

      Participants who wish to deposit their Common Stock certificates with the Plan Administrator should send them via registered mail, or certified mail with return receipt requested. The stock certificates should not be endorsed.

Sale of Shares

21.   How may Participants sell their Plan shares?

      Participants may instruct the Plan Administrator to sell any or all of their Plan shares at any time by completing and signing the appropriate instruction form. The instruction form is a tear-off stub located at the bottom of the Participant's account statement. The Participant should indicate on the form the number of shares to be sold and the form must be signed by all account owners. The completed form must then be mailed back to the Plan Administrator for processing. The Participant may also call the Plan Administrator's toll-free number to obtain a "PIN" number which will allow the Participant to sell Plan shares over the telephone. All Plan shares, including shares deposited for safekeeping, may be sold using either method. Shares held outside the Plan may not be sold through the Plan.

      Participants selling or withdrawing all of their shares from the Plan automatically terminate their participation in the Plan. To re-enroll in the Plan, the person must fulfill the prerequisites for participation described under "Enrollment Procedures" and submit a new Plan Authorization Form.

22.   How is the sale price of Plan shares determined?

      The Plan Administrator aggregates all requests to sell shares and then sells the total share amount on the open market through BNYB. Shares are sold at least weekly, and depending on volume, as frequently as daily. The selling price will not be known until the sale is completed and is based on the weighted average of all shares sold during the selling period, adjusted to exclude brokerage commissions. Following the sale, a check will be issued payable to the account owner(s) for the net cash proceeds of the sale after a service fee of $5.00 and brokerage commissions are deducted (see "Summary of Plan Services and Fees to Participants"). The Plan Administrator has full discretion in all matters related to the sale, including the time of sale and sale price. Participants cannot specify a price at which to sell their Plan shares.

      Participants should be aware that the Common Stock price may rise or fall during the period between a request for sale, its receipt by the Plan Administrator and the ultimate sale on the open market. Instructions sent to the Plan Administrator to sell shares are irrevocable and may not be rescinded.

Transfer of Shares

23. May Participants assign or transfer all or a part of their Plan shares to another person?

      Participants may change ownership of all or part of their Plan shares through a gift, sale or otherwise at any time. The Participant must contact the Plan Administrator to obtain the proper instructions to enact the transfer. Requests for transfer are subject to the same requirements as for the transfer of Common Stock certificates, including the requirement of a Medallion signature guarantee.

24.   If  Plan  shares  are  transferred  to  another  person,   will  the  Plan
      Administrator issue a stock certificate to the transferee?

      Transfers can be made from Plan account to Plan account (book-to-book transfers) or if the Participant so requests, a stock certificate can be issued to the transferee. The current Participant should contact the Plan Administrator for full details on how to enact the transfer.

      For book-to-book transfers that involve the establishment of a new Plan account, a new Plan Authorization Form must be completed by the transferee. The completed Form must be returned to the Plan Administrator, along with written instructions signed by the current Participant, indicating the number of shares to be transferred to the new Participant. The current Participant's signature must be guaranteed by a bank, broker or financial institution that is a member of the Signature Guarantee Medallion program.

Termination of Plan Participation

25.   How may a Participant terminate participation in the Plan?

      Participants may terminate participation in the Plan either by selling all the shares in their Plan account or by having a certificate issued for a specific number of whole shares in their Plan account and selling the fractional share balance. Certificates cannot be issued for fractional share amounts.

      To terminate Plan participation, Participants should complete and sign the appropriate instruction form. The instruction form is a tear-off stub located at the bottom of the Participant's account statement. Participants should indicate on the form that they are terminating their account and indicate whether they wish to receive a stock certificate or sell all their shares. The form must be signed by all account owners and returned to the Plan Administrator for processing.

      A Plan account may also be terminated by the Plan Administrator upon written notice to the Participant, if there is less than one whole share remaining in the Participant's Plan account and the Participant is not a Registered Shareholder of any other shares of Company Stock for which dividends have been designated for Plan reinvestment.

26.   Are there any Fees Charged to Plan Participants?

      If Plan shares are purchased on the open market, Participants will be charged a brokerage commission of $0.05 per share purchased. If Plan shares are purchased directly from the Company, there is no fee charged to the Participant for the purchase of Common Stock. There is also a $5.00 service fee charged to the Participant for the selling of Plan shares plus a brokerage commission of $0.05 per share sold. (See "Summary of Plan Services and Fees to Participants".)

Reports to Participants

27.   What reports are sent to Participants?

      An acknowledgement will be sent to Participants as soon as practicable following each Optional Cash Investment or sale of shares made by the Plan Administrator on behalf of the Participant. On a quarterly basis, in conjunction with the reinvestment of Company Common Stock dividends, each Participant will receive a statement showing all year-to-date transaction activity. Beneficial owners who participate through a broker or bank nominee, should contact their broker/bank nominee for a statement detailing reinvestment activity. Participants should retain these statements for tax purposes.

      All statements have tear-off instruction forms which should be used to notify the Plan Administrator of any certificate issuance, optional cash investments, sales of Plan shares, termination of Plan participation or instructions to deposit certificates for safekeeping.

      Each participant will also be sent copies of the communications sent to other shareholders, including the Company's annual reports, notices of annual meeting and proxy statements and income tax information for reporting dividends paid and proceeds from the sale of Plan shares.

Federal Income Taxes

28.   What are some of the tax consequences of participation in the Plan?

      In general, dividends which are reinvested in accordance with the Plan will be taxed as cash dividends for federal income tax purposes under the provisions of the applicable tax laws.

      The selling of shares by a Participant under the Plan will give rise to capital gain or loss, provided such shares are held as a capital asset by the Participant. The amount of any such gain or loss will be the difference between the proceeds received by the Participant (net of commissions and fees) and the Participant's tax basis. The tax basis of shares acquired through the Plan is equal to the purchase price of such shares (including brokerage commissions and fees, if any). See the answer to question 17 for how the purchase price is determined. Any capital gain or loss will be long- or short-term according to whether the Participant's holding period for the shares sold was greater than one year, or less than or equal to one year, respectively.

      The foregoing is only a general discussion of certain federal income tax aspects of an investment in the Plan. Because tax consequences may vary, depending on each Participant's own tax situation, Participants or persons considering participation in the Plan are advised to consult their own tax advisors regarding the tax effect of participation in the Plan, including the application of current and proposed federal, state, local, foreign and other tax laws.

Other Information

29. What happens if the Company issues a stock dividend, declares a stock split or has a rights offering?

      All stock dividends or split shares distributed by the Company will be credited directly into the Participant's Plan account. This includes entitlements on shares calculated on Plan shares and certificated shares registered in the name of the Participant. In the case of a rights offering, any rights or shares to be distributed as a result of any rights agreement would be distributed in a like manner. Transaction processing may be temporarily suspended during such distributions.

30.   How will a Participant's shares be voted?

      For any meeting of Common Stock shareholders, each Participant will receive proxy materials in order to vote Plan account shares as well as any Common Stock held of record that is registered in the name of the Participant. All shares will be voted as designated by the Participant or may be voted in person at the meeting of shareholders.

31. What are the responsibilities of the Company and the Plan Administrator under the Plan?

      The Company and the Plan Administrator in administering the Plan will not be liable for any act done in good faith or for any good faith omission to act, including, without limitation, (a) any claim of liability with respect to shares of a deceased Participant's account prior to receipt in writing of instructions relating to the disposition of such shares (b) with respect to the prices at which shares are purchased or sold for the Participant's account and the times when such purchases or sales are made or (c) with respect to any fluctuation in the market value before or after any purchase or sale of shares.

32.   May the Plan be changed or discontinued?

      The Company reserves the right to amend, suspend, terminate or modify the Plan at any time without the approval of Participants. Notice of the Company's determination to suspend, terminate or modify the Plan will be given to all Plan Participants as soon as practicable after such determination is made.

                          DESCRIPTION OF COMMON STOCK

      General: The Company is presently authorized under its Certificate of Incorporation to issue 150,000,000 shares of Common Stock. Of those authorized shares, 120,780,792 shares of Common Stock were issued and outstanding at December 31, 1996.

      Dividends: The Company has paid dividends on its Common Stock in each quarter beginning October 1, 1989. Dividends per share declared on the Common Stock during the last five years were as follows:

            1996        1995        1994        1993        1992
            ----        ----        ----        ----        ----
            $1.78       $1.78       $1.78       $1.76       $1.72


      Although the Company contemplates the continuation of quarterly dividend payments, the payment of future dividends is dependent upon, among other factors, action by the Company's Board of Directors, the Company's financial condition, future earnings and the availability of cash.

      Dividend Limitations: No dividends may be declared on Common Stock unless all past and current dividends on outstanding Preferred Stock and Preference Stock have been paid or declared and set apart for payment and all requisite sinking fund redemptions have been made on the Series L, NN and UU Preferred Stock. There are presently no shares of Preference Stock outstanding.

      Voting Rights: Ordinarily, the holders of the Company's Common Stock have sole voting power to elect the Company's Directors based on the cumulative voting method. The Company's Certificate of Incorporation provides, however, that when dividends payable on any series of Preferred Stock shall be in default in an amount equivalent to or exceeding four full quarterly dividends, the holders of shares of Preferred Stock, voting separately as a class and regardless of series, are entitled to elect at a Special Meeting called upon demand of a holder of Preferred Stock and at each Annual Meeting thereafter until Preferred Stock dividends are paid or declared and funds set aside for payment, the smallest number of Directors necessary to constitute a majority of the full Board of Directors.

      In addition, the assent of varying proportions of the votes which the holders of the Preference Stock are entitled, as a class, to elect two Directors to the Board of Directors, which right does not terminate until full dividends have been provided for all past periods and for the current period. In addition, the assent of varying proportions of the votes which the holders of shares of Preference Stock are entitled to cast is required for certain action: (i) two-thirds to amend the Certificate of Incorporation adversely to the Preference Stock; (ii) two-thirds to create a class of shares or securities convertible into shares senior to Preference Stock and (iii) a majority to increase the authorized number of shares of Preference Stock. None of the 7,500,000 authorized shares of Preference Stock are outstanding.

      Preemptive Rights: Holders of the Company's Common Stock do not have preemptive rights to purchase additional shares of Common Stock or securities convertible into such shares. From time to time, however, the Company may, at its option, offer shares of Common Stock in a rights offering so that shareholders may purchase additional shares of Common Stock in amounts proportionate to their holdings.

      Other Rights: In the event of liquidation, the holders of the Common Stock are entitled to all assets that remain after satisfaction of creditors and the liquidation preferences of outstanding Preferred Stock and, if any, outstanding Preference Stock. The outstanding shares of Common Stock are, and the additional shares of Common Stock which may be offered hereby upon issuance will be, fully paid and non-assessable.

      The number, designation, relative rights, preferences and limitations of the shares of the Preferred Stock (including the adjustment provisions of the Convertible Preferred Stock), of the Preference Stock, if any, and of the Common Stock of the Company are stated in full in the Company's Certificate of Incorporation.

      Listing: The outstanding shares of Common Stock and the additional Common Stock offered hereby are listed on the New York Stock Exchange and the Pacific Stock Exchange.

     Transfer Agent and Registrar: The transfer agent and registrar for the Common Stock is The Bank of New York, Shareholder Services Dept., Church Street Station, P.O. Box 11258, New York, New York 10286-1258.


               SUMMARY OF PLAN SERVICES AND FEES TO PARTICIPANTS

      In most cases, the Company has determined to pay the fees and expenses to administer the Plan. However, certain administrative service fees and brokerage commissions will be charged directly to the Participant. Set forth below is a summary of these fees and commissions and the party responsible for their payment:

Service/Transaction                                   Cost to Participant
-------------------                                   -------------------

Initial Enrollment Fee                                $7.50
A one-time setup fee paid by persons
not currently owning Company stock

Optional Cash Investment Transaction Fee              None  (Fee paid by the
                                                      Company)

Reinvestment of Dividends Service Fee                 None (Fee paid by the
                                                      Company)

Brokerage commissions on open market purchases        $0.05 per share

Sale of Shares Transaction Fee                        $5.00
Brokerage commissions on sale of shares               $0.05 per share

Issuance of Certificates                              None
Deposit of certificates for safekeeping               None
Book-to-book Transfers of shares                      None


      The minimum and maximum Cash Investments are as follows:

Initial Minimum Investments for Persons
not currently owning Company Stock                    $    250

Minimum Optional Cash Investment for Participants     $     50
Maximum Optional Cash Investment Per Year             $150,000

                                   LEGALITY

      The legality of the Common Stock offered hereby has been passed upon for the Company by Leonard P. Novello, Senior Vice President and General Counsel.


                                    EXPERTS

      The financial statements of the Company appearing in the Company's Annual Report on Form 10-K for the Year Ended December 31, 1996 have been audited by Ernst & Young, LLP Independent Auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

      None of the experts referred to herein as having prepared or certified any part of the Registration Statement were employed on a contingent basis or, at the time of such preparation or certification or at any time thereafter, had or has a substantial interest in the registrant or any of its subsidiaries as a promoter, underwriter, voting trustee, Director, Officer or employee except Mr. Novello. Mr. Novello is an indemnitee of the Company, being a party to an Indemnification Agreement. Under the provisions of that agreement, Mr. Novello is indemnified for any losses associated with rendering the legality opinion to the extent permitted under Section 721 of the New York Business Corporation Law (the "BCL").


                             PLAN OF DISTRIBUTION

      The shares of Common Stock offered hereby will be offered directly to Plan participants without underwriters as described in this Prospectus.

================================================================================
     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, BANK OF NEW YORK, OR THE PLAN. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES, OR AN OFFER OR SOLICITATION WITH RESPECT TO THOSE SECURITIES TO WHICH IT RELATES TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                               ------------------

                                TABLE OF CONTENTS

                    Available Information...................... 2
                    Incorporation of Certain
                       Documents by Reference ................. 2
                    The Company ................................3
                    Use of Proceeds.............................3
                    Description of the Plan.....................4
                    Description of Common Stock............... 14
                    Summary of Plan Services
                       and Fees to Participants............... 15
                    Legality...................................16
                    Experts....................................16
                    Plan of Distribution.......................16

================================================================================
================================================================================


                          LONG ISLAND LIGHTING COMPANY


                                   ----------


                             Investor Stock Purchase
                         and Dividend Reinvestment Plan


                                   ----------


                                3,524,155 Shares
                                of Common Stock
                                 ($5 Par Value)


                                   ----------


                                   PROSPECTUS


                                   ----------


                               April ____ , 1997


================================================================================

                                    PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

    Listing Fee -- New York Stock Exchange........................  $ 12,500
   *Accounting Fees...............................................    15,000
   *Legal Services and Disbursements..............................    15,000
   *Printing Expenses.............................................    50,000
    Service Charge including postage -- The Bank of New York......   589,200
   *Miscellaneous Expenses........................................    40,500
                                                                      ------
      *Total Expenses............................................. $ 722,200
                                                                   =========
------------------
  *  Estimated.
------------------


Item 15.  Indemnification of Directors and Officers.

      Sections 721-726 of Article 7 of the BCL provide for the indemnification and advancement of expenses to officers and directors. Section 721 provides that indemnification and advancement pursuant to the BCL are not exclusive of any other rights an officer or director may be entitled to, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. Section 722 provides that a corporation may indemnify an officer or director, in the case of third party actions, against judgments, fines, amounts paid in settlement and reasonable expenses and, in the case of derivative actions, against amounts paid in settlement and reasonable expenses, provided that the director or officer acted in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe his conduct was unlawful. In addition, statutory indemnification may not be provided in derivative actions (i) which are settled or otherwise disposed of or (ii) in which the director or officer is adjudged liable to the corporation, unless and only to the extent a court determines that the person is fairly and reasonably entitled to indemnity. Section 723 provides that statutory indemnification is mandatory where the director or officer has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding. Section 723 also provides that expenses of defending a civil or criminal action or proceeding may be advanced by the corporation upon receipt of an undertaking to repay them if and to the extent the recipient is ultimately found not to be entitled to indemnification. Section 725 provides for repayment of such expenses when the recipient is ultimately found not to be entitled to indemnification. Section 726 provides that a corporation may obtain indemnification insurance indemnifying itself and its directors and officers. The Company has in effect insurance policies providing both directors and officers liability coverage and corporate reimbursement coverage.

      Section 402(b) of the BCL provides that a corporation may include in its certificate of incorporation a provision limiting or eliminating, with certain exceptions, the personal liability of directors to a corporation or its shareholders for damages for any breach of duty in such capacity.

The  shareholders   approved  an  amendment  to  the  Company's  Certificate  of
Incorporation eliminating the personal liability of Directors to the extent permitted by New York law.

      The Company's By-laws provide generally that the Company shall, except to the extent expressly prohibited by the BCL, indemnify each of its officers and directors made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that such person is or was a director or officer of the Company against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorney's fees, incurred in connection with such action or proceeding, or any appeal therein. The Company's By-laws further provide for advancement and reimbursement of such expenses incurred by an officer or director in defending any action or proceeding in advance of the final disposition thereof upon receipt of an undertaking by such person to repay such amount if, and to the extent that, such person is ultimately found not to be entitled to indemnification. The Company's By-laws also provide that the Company may enter into agreements with its officers and directors with respect to indemnification and advancement of expenses, and the Company has entered into such agreements with its directors and certain of its officers. The agreements provide for indemnification and advancement of expenses to the extent provided for in the Company's Bylaws. The Company has established a grantor trust to fund the Company's obligations under the agreements.

Item 16.  List of Exhibits.  (See "Exhibit Index")

Item 17.  Undertakings.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each report filed by the Company pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered under this Registration Statement, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                        SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Hicksville, in the Town of Oyster Bay and the State of New York, on the 22nd day of April, 1997.

                          LONG ISLAND LIGHTING COMPANY

                                             By    ANTHONY NOZZOLILLO+
                                             -------------------------
                                                   ANTHONY NOZZOLILLO
                                                 (Senior Vice President,
                                                  Chief Financial Officer)

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement or amendment thereto has been signed by the following persons in the capacities and on the date indicated.

          Signatures                            Title
          ----------                            -----

    WILLIAM J. CATACOSINOS           Principal Executive Officer
    ----------------------           and Director
   *WILLIAM J. CATACOSINOS
(Chairman of the Board, Chief
 Executive Officer, President)

      ANTHONY NOZZOLILLO+            Principal Financial Officer
      -------------------
      ANTHONY NOZZOLILLO
    (Senior Vice President,
     Chief Financial Officer)

  /s/JOSEPH E. FONTANA               Principal Accounting Officer
  --------------------
     JOSEPH E. FONTANA
(Vice President and Controller)

A. JAMES BARNES*, GEORGE BUGLIARELLO*,
RENSO L. CAPORALI*, PETER O. CRISP*,
VICKI L. FULLER*, JAMES T. FLYNN*,
KATHERINE D. ORTEGA*, BASIL A.
PATERSON*, RICHARD L. SCHMALENSEE*,              *Directors
GEORGE J. SIDERIS*, JOHN H. TALMAGE*,



    By      ANTHONY NOZZOLILLO+
            -------------------
       *ANTHONY NOZZOLILLO (Attorney-
         in-fact for each of the
           persons indicated)

                                   /s/ANTHONY NOZZOLILLO
                                   ---------------------
                              +ANTHONY NOZZOLILLO (On behalf of
                              the issuer, individually, and as an
                              officer and as attorney-in-fact
                              for each of the persons indicated)

Date:     April 22, 1997

                           --------------------------

     Original powers of attorney, authorizing Kathleen A. Marion and Anthony Nozzolillo and each of them, to sign the Registration Statement and any amendments thereto, as attorney-in-fact for the Directors and Officers of the Company, and a certified copy of the resolution of the Board of Directors of the Company authorizing said persons and each of them to sign the Registration Statement and amendments thereto as attorney-in-fact for any Officers signing on behalf of the Company, are being filed or will be filed with the Securities and Exchange Commission.

                                 EXHIBIT INDEX

Exhibits listed below which have been filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934, and which were filed as noted below, are hereby incorporated by reference and made a part of this report with the same effect as if filed herewith.

  4(a)Restated  Certificate of  Incorporation  of the Company dated November 11,
      1993 (filed as an Exhibit to the Company's Form 10-K for the Year Ended December 31, 1993.)

  4(b)By-Laws of the Company as amended on December 18, 1996 (filed as an Exhibit to the Company's Form 10-K for the Year Ended December 31, 1996.)

  4(c)General  and  Refunding  Indenture  dated as of June 1, 1975  (filed as an
      Exhibit to the Company's Form 10-K for the Year Ended December 31, 1991.)

            Twenty-seven Supplemental Indentures to the General and Refunding Indenture dated as of June 1, 1975, as follows:

   Supplemental                                    Previously Filed As An
    Indenture                                     Exhibit To The Company's
      Number             Dated                         Form        Dated
      ------             -----                         ----        -----
      First              06/1/75                       10-K        12/31/87
      Second             09/1/75                       10-K        12/31/87
      Third              06/1/76                       10-K        12/31/87
      Fourth             12/1/76                       10-K        12/31/87
      Fifth              05/1/77                       10-K        12/31/87
      Sixth              04/1/78                       10-K        12/31/87
      Seventh            03/1/79                       10-K        12/31/87
      Eighth             02/1/80                       10-K        12/31/87
      Ninth              03/1/81                       10-K        12/31/87
      Tenth              07/1/81                       10-K        12/31/87
      Eleventh           07/1/81                       10-K        12/31/87
      Twelfth            12/1/81                       10-K        12/31/87
      Thirteenth         12/1/81                       10-K        12/31/87
      Fourteenth         06/1/82                       10-K        12/31/87
      Fifteenth          10/1/82                       10-K        12/31/87
      Sixteenth          04/1/83                       10-K        12/31/87
      Seventeenth        05/1/83                       10-K        12/31/87
      Eighteenth         09/1/84                       10-K        12/31/87
      Nineteenth         10/1/84                       10-K        12/31/87
      Twentieth          06/1/85                       10-K        12/31/87
      Twenty-first       04/1/86                       10-K        12/31/87
      Twenty-second      02/1/91                       10-K        12/31/90
      Twenty-third       05/1/91                       10-K        12/31/91
      Twenty-fourth      07/1/91                       10-K        12/31/91
      Twenty-fifth       05/1/92                       10-K        12/31/92
      Twenty-sixth0      07/1/92                       10-K        12/31/92
      Twenty-seventh     06/1/94                       10-K        12/31/94

*5 Opinion of Leonard P. Novello, Senior Vice President and General Counsel of the Company, with respect to the legality of the securities being registered.

*23(a)Consent of Ernst & Young LLP, Independent Auditors.

*23(b)Consent of Arthur Andersen LLP, Independent Auditors.

*24(a)Powers of Attorney executed by the Directors and certain
      Officers of the Company.

*24(b)Certificate as to Corporate Power of Attorney.

*24(c)Certified copy of Resolution of Board of Directors authorizing signature pursuant to Power of Attorney.

24(d) Certified copy of Resolutions of Board of Directors authorizing signature pursuant to Power of Attorney (filed as an Exhibit to the Company's Registration Statement on Form S-3 (File No. 2-87427).

*99   Letter to Shareholders.

---------------
*Filed Herewith

                                      EI-2